================================================================================

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

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[ ] Preliminary Proxy Statement [_]          [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6 (E) (2))


[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           Primex Technologies Inc.
________________________________________________________________________________
               (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)



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Notes:

                                   PRIMEX(TM)
                                  TECHNOLOGIES

                            10101 9th Street North
                           St. Petersburg, FL 33716

                                                           March 23, 1999

  Dear Shareholder:

    You are cordially invited to attend our 1999 Annual Meeting of Shareholders at 10:00 a.m. on Tuesday, May 4, 1999. The meeting will be held at the Hyatt Regency Westshore, 6200 Courtney Campbell
  Causeway, Tampa, Florida.

    Angelo A. Catani, who reached age 65, retired as Vice Chairman and from the Board of Primex effective December 31, 1998. To ensure management continuity, we are pleased to announce that J. Douglas DeMaire, who was elected as a Director by the Board effective January 1, 1999, is a nominee for the first time. Mr. DeMaire is President of Primex.

    The accompanying Notice of Annual Meeting and Proxy Statement describe the proposals to be considered at the meeting. Whether or not you plan to attend, please sign and date the enclosed form of proxy and return it in the enclosed envelope, which requires no postage if mailed in the United States. If you do plan to attend, please so indicate by checking the appropriate box on the proxy card.

                                          Sincerely,

                                          /s/James G. Hascall
                                          -----------------------------
                                          James G. Hascall
                                          Chairman of the Board and
                                          Chief Executive Officer

                         PRIMEX TECHNOLOGIES, INC.
                          10101 9th Street North
                         St. Petersburg, FL 33716


                                 ------------

             NOTICE OF THE 1999 ANNUAL MEETING OF SHAREHOLDERS

                                 ------------

    PRIMEX TECHNOLOGIES, INC. will hold its 1999 Annual Meeting of Shareholders on Tuesday, May 4, 1999, at the Hyatt Regency Westshore, 6200 Courtney Campbell Causeway, Tampa, Florida. The meeting will begin at 10:00 a.m.

    The Board of Directors has fixed the close of business on March 9, 1999 as the record date for determining shareholders entitled to notice of, and to vote at, the meeting or any adjournments that may take place. At the meeting, the shareholders will consider and take action on the following:

    (1) election of four directors;

    (2) ratification of the appointment of independent auditors for 1999;
        and

    (3) transaction of any other business properly presented at the meeting or any adjournment.

                                          By order of the Board of Directors:

                                          /s/ George H. Pain
                                          ----------------------------
                                          George H. Pain
                                          Secretary

  March 23, 1999



                             YOUR VOTE IS IMPORTANT

                    You are urged to sign, date and promptly
                return your proxy card in the enclosed envelope.

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
   Shares Outstanding and Entitled to Vote...............................   1
   Certain Beneficial Owners.............................................   2
   Proposal No. 1--Election of Directors.................................   2
   Additional Information Regarding the Board of Directors...............   4
     Committees of the Board
     Attendance
     Compensation of Directors
   Security Ownership of Directors and Officers..........................   6
     Stock Ownership Guidelines
     Section 16(a) Beneficial Ownership Reporting Compliance
   Executive Compensation................................................   8
     Report of the Compensation and Nominating Committee
     Summary Compensation Table
     Option Grants of Common Stock in 1998
     Aggregated Option Exercises in 1998 and Year-end Option Values
     Performance Graph
     Executive Agreements and Change-in-Control Agreements
   Proposal No. 2--Appointment of Independent Auditors...................  14
   Certain Relationships and Related Transactions........................  15
   Miscellaneous.........................................................  15
     Shareholder Proposals

                           PRIMEX TECHNOLOGIES, INC.

                                PROXY STATEMENT

                               ----------------

                        ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 4, 1999

  This Proxy Statement is furnished to the shareholders of Primex Technologies, Inc. ("PRIMEX") in connection with the solicitation by the Board of Directors (the "Board") of PRIMEX of proxies to be voted at the Annual Meeting of Shareholders to be held on May 4, 1999, and at any adjournment thereof. The mailing address of PRIMEX's principal executive office is 10101 9th Street North, St. Petersburg, FL 33716. This Proxy Statement, the related proxy card and PRIMEX's Annual Report on Form 10-K are first being mailed to shareholders on or about March 23, 1999.

  PRIMEX was organized under the laws of the Commonwealth of Virginia on May 10, 1996 as a wholly-owned subsidiary of Olin Corporation ("Olin"). PRIMEX began operating as an independent publicly held company on December 31, 1996 as a result of its spin-off from Olin.

  Shares represented by duly executed proxies in the accompanying form, received by PRIMEX prior to the meeting, will be voted at the meeting. Where a shareholder directs in the proxy a choice regarding any matter that is to be voted on, that direction will be followed. If no direction is made, proxies will be voted for the election of directors as set forth below and in favor of the ratification of the appointment of Ernst & Young, LLP as PRIMEX's independent auditors for 1999. PRIMEX does not know of any matters other than those referred to in the accompanying Notice that are to come before the meeting. If any other matters are properly presented for action, the persons named in the accompanying form of proxy will vote the proxy in accordance with their best judgment. Any person who has returned a proxy has the power to revoke it at any time before it is exercised by submitting a subsequently dated proxy, by giving notice in writing to the Secretary or by voting in person at the meeting.

                    SHARES OUTSTANDING AND ENTITLED TO VOTE

  The close of business on March 9, 1999 has been fixed as the record date for the 1999 PRIMEX Annual Meeting of Shareholders and any adjournment thereof. As of the record date, there were 5,080,459 shares of PRIMEX Common Stock, $1 par value ("Common Stock"), outstanding, each of which is entitled to one vote. Of those shares of Common Stock outstanding as of the record date, approximately 527,000 shares were held in the Primex Technologies, Inc. Retirement Investment Management Experience Plan (the "PRIME Plan") and approximately 487,000 shares were held in the Olin Corporation Contributing Employee Ownership Plan (the "CEOP"), all of which are held by Wachovia Bank, N.A. as the Trustee of the PRIME Plan and the CEOP (the "Trustee"). Each individual participating in the PRIME Plan and the CEOP is entitled to instruct the Trustee how to vote all shares of Common Stock credited to the individual's account as of the record date. Shares of Common Stock held in the PRIME Plan and the CEOP for which voting instructions are not received from PRIME Plan or CEOP participants, respectively, will be voted by the Trustee in the same proportion as shares of Common Stock for which the Trustee has received instructions.

  On February 2, 1999, the Board of Directors of PRIMEX declared a 2-for-1 stock split in the form of a 100% stock dividend payable on March 22, 1999 to shareholders of record of the Corporation's Common Stock on February 22, 1999. All share numbers in this proxy statement are pre-split shares.

  ChaseMellon Shareholder Services, LLP is PRIMEX's registrar and transfer agent.

                           CERTAIN BENEFICIAL OWNERS

  Except as noted below, PRIMEX knows of no person who was the beneficial owner of more than five percent of PRIMEX Common Stock as of December 31, 1998. This information is based on reports filed by such persons with the United States Securities and Exchange Commission ("SEC").

                                                          Amount and
                                                          Nature of
     Name and Address of                                  Beneficial  Percent of
     Beneficial Owner                                     Ownership     Class
     -------------------                                  ----------  ----------
     Jeffrey S. Halis.................................... 547,954 (a)   10.77
     500 Park Avenue, 5th Floor
     New York, NY 10022
     Neuberger Berman, LLC............................... 483,900 (b)    9.48
     605 Third Ave.
     New York, NY 10158-3698
     Neuberger Berman Genesis Portfolio.................. 290,600 (b)    5.69
     605 Third Ave.
     New York, NY 10158-3698

--------
(a) As reported on a Form 4 filed with the SEC on October 9, 1998, Jeffrey S. Halis, had as of September 22, 1998, sole power to vote and sole dispositive power with respect to 359,444 shares owned by Tyndall Partners, L.P., 100,080 shares owned by Tyndall Institutional Partners, L.P., 46,070 shares owned by Madison Avenue Partners, L.P. and 42,360 shares owned by Halo International, Ltd.
(b) As reported on a Schedule 13G filed with the SEC on February 12, 1999, Neuberger Berman, LLC ("Neuberger"), a registered investment advisor, is deemed to have beneficial ownership as of December 31, 1998 of 483,900 shares. As reported in the 13G, Neuberger possesses sole voting power with respect to 193,300 of such shares, shared voting power with respect to 290,600 of such shares and shared dispositive power with respect to all 483,900 shares. Neuberger and Neuberger Berman Management Inc. serve as sub-advisor and investment manager, respectively, to the Neuberger Berman Genesis Portfolio, a series of Equity Managers Trust. The Neuberger Berman Genesis Portfolio has shared voting and shared dispositive power with respect to all 290,600 shares.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

  The members of the Board of Directors of PRIMEX are divided into three classes with the term of office of each class being three years, ending in different years. Three persons, as set forth below under "Nominees for Terms Expiring at the 2002 Annual Meeting," have been nominated by the Board for election as Class III directors to serve until the Annual Meeting of Shareholders in 2002 and thereafter until their successors have been duly elected and have qualified. In addition, Mr. J. Douglas DeMaire has been nominated by the Board for election as a Class II Director to serve until the 2001 Annual Meeting of Shareholders and thereafter until his successor has been duly elected and qualified. Mr. DeMaire was elected as a Class II Director by the Board, effective January 1, 1999, to fill the vacancy created by the retirement of Angelo A. Catani on December 31, 1998. The terms of the other directors will continue after the meeting as indicated below.

  Each of the nominees is a director at the present time. It is not expected that any of the nominees will be unable to serve as a director, but if any current nominee is unable to accept election, shares for which proxies have been received will be voted for the election of a substitute nominee selected by the Board, unless the number of directors is reduced.

  The election of each nominee as a director requires the affirmative vote of a plurality of the votes cast in the election. Votes withheld and shares held in street name ("Broker Shares") that are not voted in the election of directors will not be included in determining the number of votes cast.

  The Board of Directors recommends a vote FOR the election as directors of all of the nominees listed below.

                                   CLASS II
             NOMINEE FOR TERM EXPIRING AT THE 2001 ANNUAL MEETING

  J. DOUGLAS DEMAIRE, 52, is President of PRIMEX, a position he has held since January 1999. From January 1997, when PRIMEX was spun off from Olin Corporation, until December 1998, he served as Executive Vice President. From December 1995 through December 1996, Mr. DeMaire was Vice President, Corporate Planning of Olin with responsibilities for strategic planning, corporate development, mergers and acquisitions. From 1991 to 1995, he was Vice President, Planning and Development for Olin's Brass and Winchester Divisions. Mr. DeMaire has served as a director of PRIMEX since January 1999.

                                   CLASS III
            NOMINEES FOR TERMS EXPIRING AT THE 2002 ANNUAL MEETING

  JAMES G. HASCALL, 60, is Chairman and Chief Executive Officer of PRIMEX, a position he assumed in January 1997 when PRIMEX was spun off from Olin Corporation. From January 1, 1996 through December 1996, Mr. Hascall served as Executive Vice President of Olin, having operating responsibility for Olin's Brass, Winchester, Ordnance and Aerospace Divisions. From 1985 through 1995, Mr. Hascall served as President of Olin's Brass Division. He was an Olin Corporate Vice President from 1985 to 1990 and a Senior Vice President from 1990 to December 1995.

  DAVID LASKY, 66, is Chairman of the Board of Directors and President of Curtiss-Wright Corporation. Mr. Lasky joined Curtiss-Wright in 1962, was elected General Counsel in 1967, Senior Vice President in 1980 and Corporate Secretary in 1989. In 1993, he was elected Director, President and Chief Executive Officer of Curtiss-Wright, and in 1995, he was elected to the additional position of Chairman of the Board. Mr. Lasky has served as a director of PRIMEX since January 1997.

  WILLIAM B. MITCHELL, 63, retired as Vice Chairman of the Board of Texas Instruments Incorporated in December 1996. Mr. Mitchell joined Texas Instruments in 1961, was elected a Corporate Vice President and President of the Defense Systems and Electronics Group in 1984, Executive Vice President and President of the Systems and Equipment Sector in 1991 and Vice Chairman in 1993. He is a director of Curtiss-Wright Corporation and a trustee of Mitre Corporation. Mr. Mitchell has served as a director of PRIMEX since January 1997.

                                    CLASS I
         DIRECTORS WHOSE TERMS CONTINUE UNTIL THE 2000 ANNUAL MEETING

  EDWIN M. GLASSCOCK, 70, is President of Edwin M. Glasscock Associates, Inc., a management consulting firm that he founded in 1966. Dr. Glasscock has served as a director of PRIMEX since January 1997.

  ROBERT H. RAU, 62, retired as President of the Aerostructures Group of B.F. Goodrich Company in September 1998. From April 1993 until its merger with B.
F. Goodrich in December 1997, Mr. Rau was President and Chief Executive Officer of Rohr, Inc. From 1988 to 1993, Mr. Rau served as Executive Vice President of Parker Hannifin Corporation and President of the Aerospace Group of Parker Hannifin. He is a member of the Board of Directors of B.F. Goodrich Company, Willis Lease Finance Corporation and HCC Industries Inc. Mr. Rau has served as a director of PRIMEX since January 1997.

  LEON E. SALOMON, 62, is Senior Vice President of Procurement for Rubbermaid Incorporated, a position he has held since January 1998. From May 1996 to January 1998, he was the Corporate Vice President of Purchasing and Logistics for Rubbermaid. General Salomon retired from active duty in the U.S. Army in 1996 after 36 years of service. From 1994 to 1996, General Salomon commanded the U.S. Army Material Command.

From 1992 to 1994, he was the U.S. Army Deputy Chief of Staff for Logistics. Prior to that assignment, he was the Deputy Commanding General for Combined Arms Support, U.S. Army Training and Doctrine Command, and Commanding General, U.S. Army Combined Arms Support Command at Fort Lee, Virginia. General Salomon has served as a director of PRIMEX since January 1997.

                                   CLASS II
         DIRECTORS WHOSE TERMS CONTINUE UNTIL THE 2001 ANNUAL MEETING

  BOB MARTINEZ, 64, is Managing Director, Government Consulting Group of Carlton, Fields, Ward, Emmanuel, Smith & Cutler, P.A., a position he has held since January 1999. From 1993 to January 1999, he was a principal of Bob Martinez & Company, a domestic and international business development consulting firm that he founded in 1993. From 1991 to 1993, pursuant to presidential appointment, Mr. Martinez served as the United States Drug Czar, and from 1987 to 1991, he served as the Governor of the State of Florida. Mr. Martinez has served as a director of PRIMEX since January 1997.

  ANTHONY W. RUGGIERO, 57, is Executive Vice President and Chief Financial Officer of Olin Corporation, a position he has held since January 1999. From September 1995 until January 1999, he was Senior Vice President and Chief Financial Officer of Olin. Prior to joining Olin, for the period 1990 to 1995, Mr. Ruggiero was Senior Vice President and Chief Financial Officer of Reader's Digest Association, Inc. Mr. Ruggiero has served as a director of PRIMEX since January 1997.

            ADDITIONAL INFORMATION REGARDING THE BOARD OF DIRECTORS

Committees of the Board

  The standing committees of the Corporation's Board of Directors are an Audit Committee and a Compensation and Nominating Committee.

  The Audit Committee advises the Board on internal and external audit matters affecting PRIMEX, including the appointment of the independent auditors of PRIMEX; reviews with such auditors the scope and results of their examination of the financial statements of PRIMEX and any investigations and surveys conducted by such auditors; reviews reports of PRIMEX's internal audit activities; and reviews the presentation of PRIMEX's financial results. The committee also advises the Board on compliance with the PRIMEX Code of Business Conduct, on government and other compliance programs, on corporate and governmental security matters and any major litigation involving PRIMEX. The Audit Committee currently consists of Messrs. Rau (Chair), Ruggiero and Salomon.

  The Compensation and Nominating Committee sets policy, develops and monitors strategies, and administers the programs addressing the compensation of the Chief Executive Officer ("CEO") and the other senior executives of PRIMEX. The committee approves the salary plans for the CEO and other senior executives. It approves the measures, goals, objectives, weighting, payout matrices and actual payouts and certifies performance for and administers PRIMEX's incentive compensation plans. The committee approves broad-based retirement and savings programs and approves amendments to the qualified and non-qualified retirement plans and to the welfare and fringe benefit plans. The committee administers the 1996 Long Term Incentive Plan of Primex Technologies, Inc., issues an annual report on Executive Compensation that appears in the Proxy Statement, approves Executive and Change in Control Agreements and reviews plans for management development and succession. The committee also advises the Board on such matters as the composition and remuneration of the Board and committees thereof, including the nomination of directors, protection against liability and indemnification. The committee will consider candidates recommended by shareholders for election as directors at annual meetings. Shareholder recommendations for director nominees must be in writing and submitted to the Secretary of PRIMEX by December 1 of the year prior to such meeting, accompanied by a biography and the written consent of the candidate. The Compensation and Nominating Committee currently consists of Messrs. Glasscock, Lasky, Martinez and Mitchell (Chair).

  The Corporation's Bylaws require that advance notice of nominations for the election of directors to be made by a shareholder (as distinguished from a shareholder's recommendation to the Compensation and Nominating Committee) be given to the Secretary of PRIMEX no later than 90 days before an annual meeting of shareholders or seven days following notice of special meetings of shareholders for the election of directors, together with the name and address of the shareholder and of the person to be nominated; a representation that the shareholder is entitled to vote at the meeting and intends to appear there in person or by proxy to make the nomination; a description of arrangements or understandings between the shareholder and others pursuant to which the nomination is to be made; such other information regarding the nominee as would be required in a proxy statement filed under the SEC proxy rules; and the consent of the nominee to serve as a director, if elected.

Attendance

  During 1998, the Board held eight meetings, the Audit Committee, four meetings and the Compensation and Nominating Committee, four meetings. All directors attended at least 75% of the meetings of the Board and committees of the Board on which they served.

Compensation of Directors

  During 1998, directors who were not employees of PRIMEX received a fixed annual retainer of $20,000 (50% of which was distributed in the form of Common Stock) and an annual stock grant valued at $15,000. Each such director also received a fee of $1,000 for each meeting of the Board and for each meeting of a committee of the Board attended. Chairpersons of committees received an additional annual fee of $3,000. The Primex Stock Plan for Nonemployee Directors (the "Directors Plan") permits directors to (i) elect to receive the balance of their fixed annual retainer in cash or Common Stock, (ii) receive meeting fees in cash or Common Stock, and (iii) defer the cash or stock portions of their annual retainer and meetings fees into cash accounts or into stock accounts. Deferred cash balances are credited with interest and deferred stock balances with dividend equivalents. During 1998, directors who were not employees of PRIMEX participated, at the request of the Chairman of the Board, in planning meetings and were paid $2,000 per meeting attended.

  Directors are reimbursed for expenses incurred in the performance of their duties as directors and are covered while on company business under the PRIMEX business travel accident insurance policy which covers employees of PRIMEX generally.

                 SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

  The following table shows shares of PRIMEX Common Stock beneficially owned as of January 15, 1999 by (i) each director of PRIMEX, (ii) each of the Named Executive Officers (as herein defined) and (iii) all directors and executive officers of PRIMEX as a group. Unless otherwise indicated in the footnotes below, each person or entity has sole voting and investment power with respect to the shares set forth opposite such person's or entity's name.

                                                      No. of Shares
                                                      Beneficially   Percent of
      Name of Beneficial Owner                         Owned (a,b)   Class (c)
      ------------------------                        -------------  ----------
      A. A. Catani...................................     21,957         --
      J. D. DeMaire..................................     29,982         --
      E. M. Glasscock................................     19,000 (d)     --
      J. G. Hascall..................................     53,487        1.0%
      D. Lasky.......................................      2,193         --
      B. Martinez....................................         --         --
      W. B. Mitchell.................................      1,946         --
      R. H. Rau......................................      3,900 (e)     --
      A. W. Ruggiero.................................      1,075         --
      L. E. Salomon..................................         --         --
      W. W. Smith....................................     16,826         --
      M. S. Wilson...................................     15,651         --
      Directors and executive officers as a group,
       including
       those named above (16 persons)................    205,477        4.0%

--------
(a) Excluded from this table are shares credited to deferred accounts pursuant to the arrangements described above under "Compensation of Directors" in the amounts of 4,085 shares for Dr. Glasscock, 2,804 for Mr. Martinez, 2,314 for Mr. Mitchell, 3,239 for Mr. Rau, 3,370 for Mr. Ruggiero and 2,237 for Mr. Salomon. Such shares have no voting power.
(b) The amounts shown include shares of PRIMEX Common Stock which the following persons have the right to acquire as a result of the exercise of stock options within 60 days after January 15, 1999 under the 1996 Long Term Incentive Plan of Primex Technologies, Inc.:

            A. A. Catani                              10,000 shares
            J. D. DeMaire                             10,000 shares
            J. G. Hascall                             16,667 shares
            W. W. Smith                                5,000 shares
            M. S. Wilson                               6,667 shares
        Directors and executive officers as a group,
        including those named above:                  62,002 shares

(c) Unless otherwise indicated, beneficial ownership of any named individual does not exceed 1% of the outstanding shares of PRIMEX Common Stock.
(d) Includes 10,000 shares held by Dr. Glasscock's spouse. Dr. Glasscock disclaims beneficial ownership of such shares.
(e) Includes 3,000 shares held by a trust in which Mr. Rau is co-trustee sharing voting and investment power and in which his children are beneficiaries. Also includes 400 shares held by a trust in which his stepchildren are beneficiaries and his spouse is trustee. Mr. Rau disclaims beneficial ownership of such shares.

Stock Ownership Guidelines

  At its March 1997 meeting, the Compensation and Nominating Committee of the Board of Directors established guidelines for stock ownership for all key executives, including executive officers, and for all nonemployee Directors. Within five years from the establishment of such guidelines, such persons have been asked to acquire ownership of shares of PRIMEX Common Stock, the aggregate value of which meets or exceeds:

      Directors (nonemployee)....................... 4 times annual retainer
      CEO........................................... 4 times annual base salary
      Executive Vice Presidents and Division
       Presidents................................... 3 times annual base salary
      Other Executive Officers...................... 2 times annual base salary
      All other key executives...................... 1 times annual base salary

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires PRIMEX executive officers and directors, and persons who own more than ten percent of a registered class of PRIMEX's equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish PRIMEX with copies of all Section 16(a) filings. Based solely upon the review of copies of such filings furnished to PRIMEX or written representations that no filings were required, PRIMEX believes that for the period January 1, 1998 through December 31, 1998, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten-percent beneficial owners were timely filed with the SEC.

                            EXECUTIVE COMPENSATION

 Report of the Compensation and Nominating Committee on Executive Compensation

  The Compensation and Nominating Committee (the "Committee"), which is composed of four members of the Board of Directors who are not PRIMEX officers or employees, establishes and administers the executive compensation program of PRIMEX.

  Compensation Philosophy. The Committee, in designing and administering PRIMEX's executive compensation program, seeks to achieve the following objectives:

  . to attract and retain high-quality executives;

  . to create a link between executive compensation and PRIMEX's long-term financial performance and shareholder value; and

  . to unite management as a team.

  The Committee believes that, in order to accomplish these objectives, PRIMEX's compensation program must be competitive with the compensation opportunities available at companies which compete with PRIMEX for executive talent. Accordingly, in fashioning its executive compensation program, the Committee has reviewed and analyzed, and will continue to review and analyze, executive compensation data for companies which are similar to PRIMEX in size and scope of operations ("Comparable Companies"). These data are obtained from surveys conducted by independent compensation consultants. The compensation surveys cover companies with which the Committee believes PRIMEX competes for executive resources, but do not necessarily include the companies used in the peer group comparison shown in the Performance Graph on page 13 of this Proxy Statement. In reviewing such compensation data, the Committee takes into account how PRIMEX's compensation policies and overall performance compare to the Comparable Companies.

  Components of Compensation Program. PRIMEX's executive compensation program is comprised of the following three components:

  . annual base salary;

  . annual incentive compensation; and

  . long-term incentive compensation.

  The Committee believes that placing an emphasis on the variable-pay components of the compensation program (annual incentive compensation and long-term incentive compensation) is the most effective means of achieving the above-described objectives and building shareholder value. Accordingly, the Committee has endeavored to structure its executive compensation package so that approximately 40% to 50% of an executive officer's total targeted compensation consists of variable pay. The Committee intends to review its executive compensation program each year in order to ensure that the type and mix of compensation, including the emphasis on variable pay, are in line with the objectives and performance of PRIMEX.

  Annual Base Salary. In setting the annual base salaries of PRIMEX's executive officers, including the Chief Executive Officer (the "CEO"), the Committee reviews and analyzes base salary data for the Comparable Companies. In determining whether to adjust the base salary of an executive officer, including the CEO, the Committee takes into account, among other things, the salaries paid for comparable positions at Comparable Companies, changes in the executive officer's responsibilities, and the individual executive officer's performance. The Committee's long-term objective is to set the base salaries of its executive officers to roughly approximate the median salaries of similar-level executives of the Comparable Companies.

  The CEO's base salary for 1998 was $500,000. Based on a competitive analysis of the CEO's base salary, the Committee did not adjust his base salary for 1999.

  Annual Incentive Compensation. In February 1997, PRIMEX adopted an incentive compensation program (the "ICP") as the vehicle for awarding executive officers annual incentive compensation. For all executive officers, other than the Division Presidents, the ICP awards annual cash bonuses determined solely on the basis of the EVA or Economic Value Added ("EVA") performance of PRIMEX for the year versus a previously agreed-upon target. Seventy-five percent of the cash bonus to each Division President is based on the EVA performance of his respective Division; the remaining 25% is based on the EVA performance of PRIMEX. This EVA system, which has been successfully adopted and implemented by a wide range of public and private companies around the world, uses as its principal measure an estimate of the net operating profit after subtracting taxes and the cost of capital employed (including both debt and equity). The Committee believes that the EVA system closely aligns the interests of management and shareholders.

  The EVA-based annual incentive award is calculated solely by reference to PRIMEX's financial results and without reference to any individual's performance. Under the EVA bonus formula, a bonus multiple is generated that is then applied to the target bonus set at the beginning of a bonus year, resulting in a "declared bonus" award. Under the bonus plan, the declared bonus award is then placed into an individual's "bonus bank" from which only a predetermined portion of the bonus bank balance is actually paid out as the bonus award in a given year (for 1998, the predetermined payout was 40% of the participant's bonus bank balance). The remaining bonus bank balance is deferred, to be paid out over subsequent years if performance is sustained. The predetermined bonus payout for 1999 will be 33 1/3% of each participant's bonus bank balance.

  The CEO's incentive compensation award is determined by the EVA performance of PRIMEX for the year. For 1998, PRIMEX's actual EVA performance versus the target approved by the Board substantially exceeded the goal. For 1998, the CEO received a bonus payout of $555,961. His remaining bank balance is $833,942, which, along with his 1999 target incentive bonus of $400,000, will be taken into account under the EVA formula in computing his 1999 ICP award.

  Long-Term Incentive Compensation. In December 1996, the Board of Directors adopted the 1996 Long Term Incentive Plan of Primex Technologies, Inc. (the "1996 LTIP") as the primary vehicle for making grants of long-term incentive compensation to executive officers and other key employees of PRIMEX. By providing for the grant of equity-based awards, the 1996 LTIP serves the objective of creating a link between a key employee's compensation and the long-term financial performance of PRIMEX. That is, equity-based awards enable the executive officers and key employees who participate in the 1996 LTIP to reap benefits when shareholder value is created. Under the 1996 LTIP, the Committee is authorized to make grants of restricted stock, restricted stock units (rights to receive stock in the future), stock appreciation rights, and both qualified and non-qualified stock options.

  On January 2, 1998, the Committee granted options to purchase 250,000 shares of PRIMEX Common Stock to executive officers and key employees. As part of the January 2, 1998 grant, the CEO was awarded options to purchase 50,000 shares of PRIMEX Common Stock with an exercise price of $33.88 per share. The table entitled "Option Grants of Common Stock in 1998" in this Proxy Statement sets forth certain information regarding stock option grants to other executive officers during 1998.

  On January 4, 1999, the Committee granted options to purchase 223,000 shares of PRIMEX Common Stock to executive officers and key employees and also granted stock appreciation rights. The Committee currently intends that all long-term incentive awards made in the foreseeable future will be equity-based awards similar to those available for grant under the 1996 LTIP and currently anticipates that such awards will be primarily in the form of stock options. There are, however, less than 10,000 shares of PRIMEX Common Stock available for issuance under the 1996 LTIP as restricted stock, restricted stock units or pursuant to stock options, and accordingly, the only long-term incentive awards currently available for grant by the Committee under the 1996 LTIP are stock appreciation rights. The Committee anticipates that the Board of Directors will seek shareholder approval to increase the number of shares of PRIMEX Common Stock that may be awarded by the Committee as restricted stock, restricted stock units and pursuant to stock options at its Annual Meeting of Shareholders in the year 2000.

  From time to time, the Committee may award bonus compensation to an executive officer of PRIMEX in recognition of an extraordinary contribution made by the officer. These awards, which are infrequent and which are made solely at the discretion of the Committee, are made on an individual basis at such time or times as the Committee determines such awards are warranted. The Committee is not obligated to make such awards, and the Committee did not make any such awards in 1998.

  Section 162(m) of Internal Revenue Code. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the deductibility of certain compensation paid to the Chief Executive Officer and the other four most highly compensated executive officers of a public company during a taxable year. This limitation on deductibility, which is set at $1 million per officer, does not apply to certain types of performance-based compensation. The Committee's philosophy with respect to Section 162(m) is that PRIMEX should maximize the benefit of the tax laws for PRIMEX shareholders by awarding performance-based compensation to the extent consistent with PRIMEX's compensation policies and practices.

  Conclusion. The Committee believes that the executive compensation program described above has facilitated and will continue to facilitate PRIMEX's ability to retain, motivate, and attract the executive resources necessary to maximize shareholder value. The Committee intends to continue to emphasize the variable-pay element of the compensation program and the link between executive compensation and shareholder value.

The Compensation and Nominating Committee:

William B. Mitchell, Chairman                                     March 2, 1999
Edwin M. Glasscock
David Lasky
Bob Martinez

                          Summary Compensation Table

  The following table shows for PRIMEX's Chief Executive Officer and the four other most highly compensated executive officers of PRIMEX (the "Named Executive Officers") compensation for fiscal years 1997 and 1998.

                                                                             Long Term
                                  Annual Compensation                      Compensation
                          -----------------------------------  -------------------------------------
 Name and Principal
      Position                                                 Restricted Securities
 as of December 31,                              Other Annual    Stock    Underlying    All Other
        1998              Year  Salary   Bonus   Compensation   Units(d)   Options   Compensation(e)
 ------------------       ---- -------- -------- ------------  ---------- ---------- ---------------
James G. Hascall........  1998 $500,000 $555,961   $  9,411    $        0   50,000      $144,179
Chairman and Chief        1997  425,000  452,403    184,251(c)  1,046,400        0        69,237
 Executive Officer
Angelo A. Catani (a)....  1998 $350,000 $815,840   $ 13,765    $        0   10,000      $100,432
Vice Chairman...........  1997  350,000  257,100      9,548       697,600        0        63,468
J. Douglas DeMaire (b)..  1998 $350,000 $315,265   $  9,307    $        0   30,000      $ 71,400
Executive Vice President  1997  225,000  163,162    134,666(c)    401,120        0        32,483
Michael S. Wilson (b)...  1998 $250,000 $182,104   $      0    $        0   20,000      $ 52,296
Vice President..........  1997  200,000  135,810          0       401,120        0        27,319
William W. Smith........  1998 $250,000 $164,806   $  2,089    $        0   10,000      $ 63,639
Executive Vice
 President..............  1997  250,000  120,653          0       401,120        0        52,265

-------
(a) Angelo A. Catani retired as Vice Chairman effective December 31, 1998. Mr. Catani's bonus payout is comprised of his 1998 ICP award of $326,336 and 100% of his bonus bank balance of $489,504. (For a description of ICP awards and bonus banks, refer to the Report from the Compensation and Nominating Committee on Executive Compensation.)
(b) Effective January 1, 1999, the Board elected J. Douglas DeMaire, President and Michael S. Wilson, Executive Vice President.
(c) Dollar amounts shown include relocation expenses paid by Olin for Messrs. Hascall and DeMaire of $112,346 and $84,347, respectively. Amounts also include tax gross-ups paid for imputed income on such relocation expenses of $40,673 for Mr. Hascall and $31,937 for Mr. DeMaire.
(d) Dollar amounts shown equals number of restricted stock units granted multiplied by the fair market value of a share of PRIMEX Common Stock on the grant date. The number and value of the restricted stock units held on December 31, 1998, based on the $42.50 per share closing price of PRIMEX Common Stock on December 31, 1998, were J. G. Hascall--60,000 units ($2,550,000), A. A. Catani--40,000 units ($1,700,000), J. D. DeMaire--
    23,000 units ($977,500), M. S. Wilson--23,000 units ($977,500), W. W.
    Smith--23,000 units ($977,500). Dividends are accrued on all restricted stock units at the same rate as unrestricted shares of Common Stock and interest is accrued on all cash balances.
(e) Amounts reported in this column for 1998 are comprised of the following items:

                                          PRIME Plan
                                        Company Match  Restoration   Term Life
                                        and Retirement  Plan (1)   Insurance (2)
                                        -------------- ----------- -------------
      J. G. Hascall....................    $18,800      $111,488      $13,891
      A. A. Catani.....................     18,800        70,466       11,166
      J. D. DeMaire....................     18,110        44,326        8,964
      M. S. Wilson.....................     17,283        28,650        6,363
      W. W. Smith......................     20,400        35,174        8,065

-------
(1) The Internal Revenue Code of 1986, as amended, imposes a cap on the amount of contributions that an employer may make to tax-deferred benefit plans on account of a particular employee. The Primex Technologies, Inc. Restoration Bonus Plan (the "Restoration Bonus Plan") provides for cash bonuses to each employee equal to the amount in excess of such cap that PRIMEX would have contributed to the PRIME Plan on account of such employee if the cap did not exist. Such bonuses accrue throughout the year and are payable on or before December 31 of each year.
(2) Under the PRIMEX key executive life insurance program, additional life insurance was provided in 1998 to each executive with survival income benefits to the spouse and dependent children of deceased participants. Amounts shown represent premiums paid under the program on behalf of such executives during 1998.

                     Option Grants of Common Stock in 1998

  The following table presents additional information concerning the option awards shown in the Summary Compensation Table on page 11 for fiscal year 1998. These options to purchase PRIMEX Common Stock were granted to the Named Executive Officers under the 1996 LTIP.

                                                                             Potential Realizable
                                                                               Value at Assumed
                                                                             Annual Rates of Stock
                                                                              Price Appreciation
                             Individual Grants                                for Option Term (c)
---------------------------------------------------------------------------- ---------------------
                                            % of Total
                                 Number of    Options
                                Securities  Granted to
                                Underlying   Employees
                                  Options       in      Exercise  Expiration
Name                      Date  Granted (a) Fiscal Year Price (b)    Date        5%        10%
----                     ------ ----------- ----------- --------- ---------- ---------- ----------
J. G. Hascall........... 1/2/98   50,000       18.2      $33.88     1/1/08   $1,065,345 $2,699,800
A. A. Catani............ 1/2/98   10,000        3.6       33.88     1/1/08      213,069    539,960
J. D. DeMaire........... 1/2/98   30,000       10.9       33.88     1/1/08      639,207  1,619,880
M. S. Wilson............ 1/2/98   20,000        7.3       33.88     1/1/08      426,138  1,079,920
W. W. Smith............. 1/2/98   10,000        3.6       33.88     1/1/08      213,069    539,960

--------
(a) Consists of option grants under the 1996 LTIP. The 1996 LTIP provides for the grant of stock options and related stock appreciation rights ("SARs"), as well as restricted stock, to key employees, as determined by the Compensation and Nominating Committee of the Board of Directors. Options granted under the 1996 LTIP may be granted either as incentive stock options, which qualify for certain favorable tax treatment, or as non-qualified options. One-third of the options granted in 1998 becomes exercisable on each January 1 beginning in 1999, except for Mr. Catani and Mr. Smith whose grants, because of anticipated retirement, become exercisable over one year and two years, respectively. PRIMEX did not grant any SAR's in 1998.
(b) The exercise price of the options reflects the fair market value of Common Stock on the date of grant.
(c) No gain to the optionees is possible without appreciation in the stock price that will benefit all shareholders commensurately. The dollar amounts under these columns are the result of calculations at the 5% and 10% assumption rates set by the SEC and therefore are not intended to forecast possible future appreciation of PRIMEX's stock price or to establish any present value of the options.

  The following table sets forth as to the individuals named in the Summary Compensation Table on page 11, information regarding options exercised during 1998 and the value of in-the-money outstanding options at the end of 1998.

        Aggregated Option Exercises in 1998 and Year-end Option Values

                                                      Number of                 Aggregate
                                                Securities Underlying     Value of Unexercised,
                                                 Unexercised Options          In-the-Money
                           Shares                    at 12/31/98          Options at 12/31/98(a)
                          Acquired    Value   ------------------------- -------------------------
Name                     on Exercise Realized Unexercisable Exercisable Unexercisable Exercisable
----                     ----------- -------- ------------- ----------- ------------- -----------
J. G. Hascall...........       0       $ 0       50,000           0       $431,000        $ 0
A. A. Catani............       0         0       10,000           0         86,200          0
J. D. DeMaire...........       0         0       30,000           0        258,600          0
M. S. Wilson............       0         0       20,000           0        172,400          0
W. W. Smith.............       0         0       10,000           0         86,200          0

--------
(a) Value was computed as the difference between the exercise price and the $42.50 per share closing price of PRIMEX Common Stock on December 31, 1998, as reported on the consolidated transaction reporting system of the Nasdaq National Market System.

                               PERFORMANCE GRAPH
Primex Technologies, Inc., the Russell 2000 Index and the Dow Jones Aerospace &
                                 Defense Index*




                                            Cumulative Total Return
                                ------------------------------------------------
                                1/2/97 3/97 6/97 9/97 12/97 3/98 6/98 9/98 12/98
                                ------ ---- ---- ---- ----- ---- ---- ---- -----
Primex Technologies, Inc. .....  100    91  106  161   169  231  258  172   216
Russell 2000...................  100    95  110  127   122  135  131  105   122
DJ Aerospace & Defense.........  100    94  107  115   106  114  106   90    87

--------
* Assuming $100 invested on January 2, 1997 in Primex Common Stock on 12/31/96 in index, including reinvestment of dividends. Fiscal year ending December 31.

Executive Agreements and Change-in-Control Arrangements

  Each of the Named Executive Officers are parties to Executive Agreements with PRIMEX. Each Executive Agreement provides certain benefits to the officer in the event that such officer's employment with PRIMEX is terminated. More specifically, if the officer's employment is terminated by PRIMEX without cause, the officer is entitled to a lump-sum payment equal to the sum of (i) twelve months of the officer's then current monthly salary, plus (ii) an amount equal to the greater of the average annual bonus payout to the officer under PRIMEX's ICP over the three years immediately preceding the officer's termination or the officer's then current target bonus under PRIMEX's ICP (the aggregate amount set forth under (i) and (ii) above being referred to as the "Executive Severance"). In the event that the officer's employment is terminated without cause by PRIMEX or any successor entity after a change in control of PRIMEX, the officer is entitled to an additional lump-sum payment equal to two times the Executive Severance. The officer is also entitled to the above amounts if he or she terminates his or her own employment after a change in control of PRIMEX for certain specified reasons, including a reduction in such officer's base salary, a reduction in responsibilities or position with PRIMEX, relocation of his or her office under certain circumstances, and failure of PRIMEX to maintain the officer's level of participation in certain benefit plans.

  Under the Executive Agreements, if an officer becomes entitled to Executive Severance, then, in addition to such Executive Severance, the officer will be entitled to receive a lump sum payment equal to the amount (or, in the case of a change in control, three times the amount) contributed or credited by PRIMEX to the officer's accounts in all defined contribution plans of PRIMEX during the twelve months preceding the officer's termination. The officer will also, under certain circumstances, be compensated for certain benefits that would be lost under Olin's qualified pension plan as a result of the termination of the officer's employment with PRIMEX (assuming that such officer, at the time of termination, has an accrued vested benefit under such pension plan).

  Under each Executive Agreement, the officer will also continue to enjoy coverage under all PRIMEX medical, dental, and life insurance plans for an additional one year after termination or, if the termination is after a change in control, for an additional three years. Lastly, the Executive Agreements provide that, with respect to any "excess parachute payment" tax imposed on an officer's severance benefits by Section 4999 of the Internal Revenue Code of 1986, as amended, the officer's benefits will be grossed-up so that after-tax severance benefits will equal what would have been received had the officer not been subject to Section 4999. Each of the Executive Agreements expires on December 31, 2002.

  In addition to the Executive Agreements, certain of PRIMEX's benefit and compensation plans provide for the acceleration or increase of benefits in the event of a change in control of PRIMEX. Under the ICP, upon a change in control of PRIMEX, all bonus bank balances are required to be paid to ICP participants within five working days of such change in control. Under the Restoration Bonus Plan (as described above in Footnote (c) to the Summary Compensation Table), all bonuses for the year payable under such plan will automatically be paid to participants upon a change in control. Under the Directors Plan (as described above under the caption "ADDITIONAL INFORMATION REGARDING THE BOARD OF DIRECTORS--Compensation of Directors"), upon a change in control of PRIMEX, all shares and other amounts credited to a director's stock and cash accounts under the Director's Plan will promptly be distributed to such director. Under the 1996 LTIP, upon a change in control of PRIMEX, all options and stock appreciation rights then outstanding under the 1996 LTIP will become immediately and fully exercisable, notwithstanding any vesting requirements contained in the 1996 LTIP or the individual grant. In addition, each 1996 LTIP participant holding an option shall also be deemed to hold a stock appreciation right related to such option, unless a stock appreciation right has already been granted with respect to such option. Such stock appreciation rights will be exercisable on the same terms and conditions as the related option. All restrictions and conditions of all restricted stock and restricted stock units granted under the 1996 LTIP will, upon a change in control, be deemed satisfied as of the date of the change in control, and all performance awards under the 1996 LTIP will become vested, deemed earned in full, and promptly paid upon a change in control.

  In the Executive Agreements and in the foregoing benefit and compensation plans, "change in control" is defined as the occurrence of any one of the following events: (i) PRIMEX ceases to be owned by at least 300 shareholders of record, or ceases, by action of PRIMEX's Board of Directors, to be either listed on a national securities exchange or authorized for quotation on the Nasdaq Stock Market; (ii) 15% of the outstanding voting stock of PRIMEX becomes owned by one person or entity (other than PRIMEX, a majority-owned subsidiary of PRIMEX, or an employee benefit plan of PRIMEX or one of its subsidiaries); (iii) the incumbent directors or their designated successors cease, over a two-year period, to constitute a majority of the Board of Directors; (iv) all or substantially all of PRIMEX's business or assets is disposed of pursuant to a merger, consolidation or other transaction in which PRIMEX is not the surviving corporation or PRIMEX combines with another company (unless the shareholders of PRIMEX immediately preceding the transaction own more than 50% of the voting stock or other ownership interest in the surviving entity or combined company); or (v) PRIMEX's Board of Directors determines that a tender offer for PRIMEX shares indicates a serious intention by the offeror to acquire control of PRIMEX.

      PROPOSAL NO. 2--RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors has appointed the firm of Ernst & Young LLP ("Ernst & Young") as independent auditors of PRIMEX for the year 1999. The appointment of this firm was recommended to the Board by its Audit Committee.

  The submission of this matter to shareholders at the Annual Meeting is not required by law or by PRIMEX's Bylaws. The Board of Directors of PRIMEX is, nevertheless, submitting it to the shareholders to ascertain their views. If this appointment is not ratified at the Annual Meeting, the Board of Directors intends to reconsider its appointment of Ernst & Young as independent auditors.

  A representative of Ernst & Young is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.

  The ratification of the appointment of independent auditors for 1999 requires that the votes cast in favor of the ratification exceed the votes cast opposing such ratification. Abstentions and Broker Shares that are not voted will not be included in determining the number of votes cast.

     The Board of Directors recommends a vote FOR the ratification of the appointment
        of Ernst & Young LLP as PRIMEX's independent auditors for 1999.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Anthony W. Ruggiero, a director of PRIMEX, is Executive Vice President and Chief Financial Officer of Olin Corporation. PRIMEX and Olin have operated under certain agreements governing their relationship since the spin-off of PRIMEX from Olin on December 31, 1996. These agreements provided for the allocation of tax and certain other liabilities and obligations arising from periods prior to the spin-off. While the agreements contain terms that generally are comparable to those that would have been reached in arms-length negotiations with unaffiliated parties, these agreements were reached while PRIMEX was wholly owned by Olin and therefore are not the result of arms-length negotiations between independent parties. These agreements include a Powder Supply Requirements Agreement and a Component Supply Agreement which set forth the terms by which Olin purchases propellant powder from PRIMEX and PRIMEX purchases certain ammunition components from Olin.

                                 MISCELLANEOUS

  PRIMEX will pay the entire expense of this solicitation of proxies.

  Georgeson & Company Inc., New York, New York, will solicit proxies by personal interview, mail, telephone and telegram, and will request brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the Common Stock held of record by such persons. PRIMEX will pay Georgeson & Company Inc. a fee of $6,500 covering its services and will reimburse Georgeson & Company Inc. for payments made to brokers and other nominees for their expenses in forwarding solicitation material. In addition, proxies may be solicited by personal interview, telephone and telegram by directors, officers and employees of PRIMEX.

Shareholder Proposals

  Proposals of shareholders intended to be presented at PRIMEX's 2000 Annual Meeting of Shareholders must be received at PRIMEX's principal executive offices by November 24, 1999 for inclusion in PRIMEX's proxy statement and form of proxy for that meeting. All such proposals must be in writing and addressed to the Corporate Secretary, Primex Technologies, Inc., 10101 9th Street North, St. Petersburg, FL 33716.

                                          By order of the Board of Directors:

                                          /s/ George H. Pain
                                          ---------------------------
                                          George H. Pain
                                          Secretary

  March 23, 1999

                       [LOGO] PRINTED ON RECYCLED PAPER

                          PRIMEX TECHNOLOGIES, INC.
                 10101 9th Street N., St. Petersburg, FL 33716

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     JAMES G. HASCALL, BOB MARTINEZ, and LEON E. SALOMON, or any of them, with full power of substitution, are hereby appointed proxies to vote all Common Stock of the undersigned in Primex Technologies, Inc. which the undersigned would be entitled to vote on all matters which may come before the Annual Meeting of Shareholders to be held at the Hyatt Regency Westshore, 6200 Courtney Campbell Causeway, Tampa, Florida, on May 4, 1999, at 10:00 a.m. and at any adjournment.

     This Proxy will be voted as directed by the shareholder on the items listed on the reverse side. If no contrary direction is specified, this Proxy will be voted FOR Items 1 and 2. Should any nominee for election to the Board of Directors be unable to serve, this Proxy may be voted for a substitute selected by the Board of Directors.
--------------------------------------------------------------------------------
Comments/Address Change: Please mark box on reverse side

--------------------------------------------------------------------------------
PLEASE COMPLETE AND SIGN THIS PROXY ON THE REVERSE SIDE, WHERE IT IS CONTINUED,
                   THEN RETURN IT IN THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                                                           Please mark
                                                           your votes as [X]
                                                           indicated in
                                                           this example

The Board of Directors recommends
a vote FOR Items 1 and 2.


                                        FOR        Withheld
                                      (except as    For All
                                      noted below)
Item 1--Election of DIRECTORS
     Nominees:                           [ ]          [ ]
     J. Douglas DeMaire
     James G. Hascall
     David Lasky
     William B. Mitchell
WITHHELD FOR: (Write that nominee's name in the space provided below).

--------------------------------------------------------------------
                                                   FOR  AGAINST  ABSTAIN
Item 2--APPOINTMENT OF INDEPENDENT                 [ ]    [ ]      [ ]
        AUDITORS


WILL  ATTEND MEETING         Yes   No
                             [ ]  [ ]

COMMENTS/ADDRESS CHANGE      [ ]  [ ]
(use space on reverse side)



Signature(s)_______________________________ Date:_______________________
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

[X]  PLEASE MARK VOTES
     AS IN THIS EXAMPLE
                                                                       The Board of Directors recommends a vote FOR Items 1 and 2.
        [LOGO] PRIMEX/TM/
               TECHNOLOGIES                                            1.  Election of Directors:     For All     With-    For All
                                                                                                      Nominees     hold     Except*
       OLIN CORPORATION                                                      J. Douglas DeMaire
CONTRIBUTING EMPLOYEES OWNERSHIP PLAN                                         James G. Hascall
     VOTING INSTRUCTION CARD                                                    David Lasky             [  ]       [  ]      [  ]
                                                                             William B. Mitchell

                                                                       *NOTE: If you do not wish your shares voted "For" a
                                                                       particular nominee, mark the "For All Except" box and write the name(s) of the nominee(s) in the space provided below.
                                                                       Your shares will be voted for the remaining nominee(s).

                                                                       -------------------------------------------------------------

                                                                                                            For    Against   Abstain

                                                                      2.  Ratification of appointment of   [  ]      [  ]      [  ]
                                                                          independent auditors.


                                                                      Mark box at right if a comment
                                                                      has been noted on the reverse side of this card.        [  ]

                                                         _____________________
Please be sure to sign and date this Voting Instruction |Date|               |
                          Card                                               |
-----------------------------------------------------------------------------| PLEASE MARK, DATE, SIGN EXACTLY AS YOUR NAME APPEARS
                                                                             | HEREON, AND RETURN THIS FORM IN THE ENCLOSED ENVELOPE
                                                                             | TO BOSTON EQUISERVE, PROXY TABULATION DEPT., P.O. BOX
---------Particpant sign here------------------------------------------------| 9389, BOSTON, MA  02205-9975.

  DETACH CARD                                                                                                          DETACH CARD

To: Participants in the Primex Technologies, Inc. Retirement Investment Management Experience Plan ("PRIME Plan")

Subject:  Annual Meeting of Shareholders of Primex Technologies, Inc. ("PRIMEX")

Wachovia serves as Trustee of the Olin Corporation Contributing Employees Ownership Plan. As a participant in the CEOP, you are entitled to instruct Wachovia, as Trustee, how to vote the shares of Common Stock of PRIMEX allocated to your account at the annual meeting of shareholders of PRIMEX to be held on May 4, 1999. Your instructions shall also determine how allocated shares for Which no instructions are received are voted.

YOUR INSTRUCTIONS ARE IMPORTANT. YOU SHOULD MARK AND RETURN THE ATTACHED VOTING INSTRUCTION CARD ("INSTRUCTION CARD") TO THE TRUSTEE. YOUR INSTRUCTION CARD MUST BE RETURNED SO THAT IT WILL BE RECEIVED BY WACHOVIA NO LATER THAN THE CLOSE OF BUSINESS (5:00 PM EDT) ON APRIL 30, 1999. YOUR INSTRUCTIONS TO THE TRUSTEE WILL BE CONFIDENTIAL.

The Proposals

The proposals before the shareholders PRIMEX are the election of the Board of Directors and the ratification of the appointment of auditors. The proposed candidates for the Board and the other proposal are more fully described in the accompanying proxy material. The Board of Directors of PRIMEX recommends that you vote in favor of both proposals.

Assuming a quorum is present at the annual meeting, the candidates for the Board receiving the highest vote totals will be elected to the Board of Directors of PRIMEX. All other matters voted on will be decided by a majority vote of the shares cast at the annual meeting.

Instruction Procedures

You should mark the Instruction Card to indicate whether you want Wachovia to vote in favor of all of the candidates or vote against the candidates. You should also mark the card to direct Wachovia regarding the other issue before the shareholders. You should return the card in the enclosed postage-paid envelope.

                          (continued on the reverse)

                       CONFIDENTIAL VOTING INSTRUCTIONS
--------------------------------------------------------------------------------


                 TO WACHOVIA BANK, N.A. AS TRUSTEE ("TRUSTEE")
   UNDER THE OLIN CORPORATION CONTRIBUTING EMPLOYEES OWNERSHIP PLAN ("CEOP")

                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I hereby instruct the Trustee to vote in person, or by proxy, all Common Stock of Primex Technologies, Inc. ("PRIMEX") credited to my account as of the record date which I am entitled to vote under the CEOP at the Annual Meeting of Shareholders of PRIMEX to be held on May 4, 1999, and at any adjournment, (a) on the following matters as indicated on the reverse side hereof, if contrary choice is not indicated, then FOR Items 1 and 2 and (b) on any other matter which may properly come before the meeting.


--------------------------------------------------------------------------------
 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Please sign exactly as your name appears on the reverse side. The CEOP provides that Common Stock credited to participants' accounts for which no written instruction is received by the Trustee before the meeting date will be voted in the same proportion as shares of Common Stock for which the Trustee has received instructions. This form constitutes a direction to so vote.
--------------------------------------------------------------------------------

DO YOU HAVE ANY COMMENTS?
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------




                         (continued from the reverse)

If you return your Instruction Card and later change your mind, you may submit a new Instruction Card. If Wachovia receives more than one Instruction Card from you, the most recently dated card will completely supersede any previously dated card that Wachovia has received from you. Moreover, a dated card will always supersede any undated card. If Wachovia receives two or more cards from you bearing the same date with differing votes, then with respect to the matters on which they differ, Wachovia will disregard your cards. If you sign your Instruction Card and return it unmarked for any proposal, Wachovia will vote your allocated shares FOR that proposal.

If you fail to return an Instruction Card, the shares allocated to your account will be voted as explained below. A new Instruction Card may be obtained from Wachovia by calling (336) 770-7064. If proposals other than those listed on the Instruction Card are presented at the annual meeting, Wachovia will vote all shares of PRIMEX held by the CEOP in its discretion on those proposals.

The legal documents require Wachovia, as Trustee, to vote all allocated shares of PRIMEX Common Stock according to the instructions from the participants. In addition, the legal documents provide that any fractional, unvoted or unallocated shares shall be voted by the Trustee in the same proportion as the shares voted by the participants.

Wachovia's Legal Responsibilities

For each proposal, Wachovia will vote shares of PRIMEX Common Stock according to your instructions on your most recent Instruction Card if that card has been properly marked and signed.

Otherwise, for each proposal Wachovia will vote shares of PRIMEX Common Stock as explained above for which (i) no Instruction Card is received or (ii) the most recent signed Instruction Card received is not properly marked, unless doing so would not be consistent with the provisions of Title I of the Employee Retirement Income Security Act ("ERISA").

If following these rules for voting allocated shares for which no Instruction Card is received or for which the most recent signed Instruction Card received is not properly marked would lead to an imprudent result (keeping in mind that, in many situations, more than one result may be prudent), then Wachovia must vote such shares of Common Stock of PRIMEX as Wachovia believes prudent. Wachovia will follow these rules unless it has well-founded reasons why doing so would not be prudent or otherwise not consistent with Title I of ERISA.

Confidentiality

Your Instruction Card is CONFIDENTIAL. Your instructions will be known only by Wachovia. If you have any questions about the procedures, you may contact Wachovia at (336) 770-7064.

------------------------------------------------------------------------------------------------------------------------------------
Delivery
          By Regular Mail                               By Hand Delivery                                By Express Mail
------------------------------------------------------------------------------------------------------------------------------------
Boston EquiServe                                        Boston EquiServe                        Boston EquiServe
Proxy Tabulation Department                             Proxy Tabulation Department             Proxy Tabulation Department
P.O. Box 9389                                           150 Royall Street                       150 Royall Street
Boston, MA  02205-9975                                  Canton, MA  02021-1031                  Mail Stop:  45-70-10
                                                                                                Canton, MA  02021-1031
------------------------------------------------------------------------------------------------------------------------------------

[X]  PLEASE MARK VOTES
     AS IN THIS EXAMPLE
                                                                       The Board of Directors recommends a vote FOR Items 1 and 2.
        [LOGO] PRIMEX/TM/
               TECHNOLOGIES                                            1.  Election of Directors:     For All     With-    For All
                                                                                                      Nominees     hold     Except*
     PRIMEX TECHNOLOGIES, INC.                                               J. Douglas DeMaire
RETIREMENT INVESTMENT MANAGEMENT EXPERIENCE PLAN                              James G. Hascall
     VOTING INSTRUCTION CARD                                                    David Lasky             [  ]       [  ]      [  ]
                                                                             William B. Mitchell

                                                                       *NOTE: If you do not wish your shares voted "For" a
                                                                       particular nominee, mark the "For All Except" box and write the name(s) of the nominee(s) in the space provided below.
                                                                       Your shares will be voted for the remaining nominee(s).

                                                                       -------------------------------------------------------------

                                                                                                            For    Against   Abstain

                                                                      2.  Ratification of appointment of   [  ]      [  ]      [  ]
                                                                          independent auditors.


                                                                      Mark box at right if a comment
                                                                      has been noted on the reverse side of this card.        [  ]

                                                         _____________________
Please be sure to sign and date this Voting Instruction |Date|               |
                          Card                                               |
-----------------------------------------------------------------------------| PLEASE MARK, DATE, SIGN EXACTLY AS YOUR NAME APPEARS
                                                                             | HEREON, AND RETURN THIS FORM IN THE ENCLOSED ENVELOPE
                                                                             | TO BOSTON EQUISERVE, PROXY TABULATION DEPT., P.O. BOX
---------Particpant sign here------------------------------------------------| 9389, BOSTON, MA  02205-9975.

  DETACH CARD                                                                                                          DETACH CARD

To: Participants in the Primex Technologies, Inc. Retirement Investment Management Experience Plan ("PRIME Plan")

Subject:  Annual Meeting of Shareholders of Primex Technologies, Inc. ("PRIMEX")

Wachovia serves as Trustee of the Primex Technologies, Inc. Retirement Investment Management Experience Plan. As a participant in the PRIME Plan, you are entitled to instruct Wachovia, as Trustee, how to vote the shares of Common Stock of PRIMEX allocated to your account at the annual meeting of shareholders of PRIMEX to be held on May 4, 1999. Your instructions shall also determine how allocated shares for which no instructions are received are voted.

YOUR INSTRUCTIONS ARE IMPORTANT. YOU SHOULD MARK AND RETURN THE ATTACHED VOTING INSTRUCTION CARD ("INSTRUCTION CARD") TO THE TRUSTEE. YOUR INSTRUCTION CARD MUST BE RETURNED SO THAT IT WILL BE RECEIVED BY WACHOVIA NO LATER THAN THE CLOSE OF BUSINESS (5:00 PM EDT) ON APRIL 30, 1999. YOUR INSTRUCTIONS TO THE TRUSTEE WILL BE CONFIDENTIAL.

The Proposals

The proposals before the shareholders PRIMEX are the election of the Board of Directors and the ratification of the appointment of auditors. The proposed candidates for the Board and the other proposal are more fully described in the accompanying proxy material. The Board of Directors of PRIMEX recommends that you vote in favor of both proposals.

Assuming a quorum is present at the annual meeting, the candidates for the Board receiving the highest vote totals will be elected to the Board of Directors of PRIMEX. All other matters voted on will be decided by a majority vote of the shares cast at the annual meeting.

Instruction Procedures

You should mark the Instruction Card to indicate whether you want Wachovia to vote in favor of all of the candidates or vote against the candidates. You should also mark the card to direct Wachovia regarding the other issue before the shareholders. You should return the card in the enclosed postage-paid envelope.

                          (continued on the reverse)

                       CONFIDENTIAL VOTING INSTRUCTIONS
--------------------------------------------------------------------------------

                 TO WACHOVIA BANK, N.A. AS TRUSTEE ("TRUSTEE")
UNDER THE PRIMEX TECHNOLOGIES, INC. RETIREMENT INVESTMENT MANAGEMENT EXPERIENCE
                              PLAN ("PRIME PLAN")

                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I hereby instruct the Trustee to vote in person, or by proxy, all Common Stock of Primex Technologies, Inc. ("PRIMEX") credited to my account as of the record date which I am entitled to vote under the PRIME Plan at the Annual Meeting of Shareholders of PRIMEX to be held on May 4, 1999, and at any adjournment, (a) on the following matters as indicated on the reverse side hereof or, if contrary choice is not indicated, then FOR Items 1 and 2 and (b) on any other matter which may properly come before the meeting.

--------------------------------------------------------------------------------
 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Please sign exactly as your name appears on the reverse side. The PRIME Plan provides that Common Stock credited to participants' accounts for which no written instruction is received by the Trustee before the meeting date will be voted in the same proportion as shares of Common Stock for which the Trustee has received instructions. This form constitutes a direction to so vote.
--------------------------------------------------------------------------------

DO YOU HAVE ANY COMMENTS?
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________




                         (continued from the reverse)
If you return your Instruction Card and later change your mind, you may submit a new Instruction Card. If Wachovia receives more than one Instruction Card from you, the most recently dated card will completely supersede any previously dated card that Wachovia has received from you. Moreover, a dated card will always supersede any undated card. If Wachovia receives two or more cards from you bearing the same date with differing votes, then with respect to the matters on which they differ, Wachovia will disregard your cards. If you sign your Instruction Card and return it unmarked for any proposal, Wachovia will vote your allocated shares FOR that proposal.

If you fail to return an Instruction Card, the shares allocated to your account will be voted as explained below. A new Instruction Card may be obtained from Wachovia by calling (336) 770-7064. If proposals other than those listed on the Instruction Card are presented at the annual meeting, Wachovia will vote all shares of PRIMEX held by the PRIME Plan in its discretion on those proposals.

The legal documents require Wachovia, as Trustee, to vote all allocated shares of PRIMEX Common Stock according to the instructions from the participants. In addition, the legal documents provide that any fractional, unvoted or unallocated shares shall be voted by the Trustee in the same proportion as the shares voted by the participants.

Wachovia's Legal Responsibilities

For each proposal, Wachovia will vote shares of PRIMEX Common Stock according to your instructions on your most recent Instruction Card if that card has been properly marked and signed.

Otherwise, for each proposal Wachovia will vote shares of PRIMEX Common Stock as explained above for which (i) no Instruction Card is received or (ii) the most recent signed Instruction Card received is not properly marked, unless doing so would not be consistent with the provisions of Title I of the Employee Retirement Income Security Act ("ERISA").

If following these rules for voting allocated shares for which no Instruction Card is received or for which the most recent signed Instruction Card received is not properly marked would lead to an imprudent result (keeping in mind that, in many situations, more than one result may be prudent), then Wachovia must vote such shares of Common Stock of PRIMEX as Wachovia believes prudent. Wachovia will follow these rules unless it has well-founded reasons why doing so would not be prudent or otherwise not consistent with Title I of ERISA.

Confidentiality

Your Instruction Card is CONFIDENTIAL. Your instructions will be known only by Wachovia. If you have any questions about the procedures, you may contact Wachovia at (336) 770-7064.

-----------------------------------------------------------------------------------------------
Delivery
    By Regular Mail             By Hand Delivery                By Express Mail
-----------------------------------------------------------------------------------------------
    Boston EquiServe                Boston EquiServe                Boston EquiServe
    Proxy Tabulation Department     Proxy Tabulation Department     Proxy Tabulation Department
    P.O. Box 9389                   150 Royall Street               150 Royall Street
    Boston, MA 02205-9975           Canton, MA 02021-103            Mail Stop: 45-70-10
                                                                    Canton, MA 02021-1031
-----------------------------------------------------------------------------------------------
